Exhibit 2.1

                        REORGANIZATION PLAN AND AGREEMENT
                        ---------------------------------

         A PLAN AND AGREEMENT dated as of May 15, 2002 by and among INNOVATION INTERNATIONAL, INC., a Delaware corporation ("INNO"), ALVIERO MARTINI WORLDWIDE, LTD., a Nevada corporation organized on April 29, 2002 by INNO ("AWW"), and MR. ALVIERO MARTINI, individually ("MARTINI") the majority shareholder of Alviero Martini, SpA, an Italian company limited by shares (SpA) which is not a party hereto..

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS: INNO is owned by more than 400 shareholders residing in 26 States (the "Shareholders"); and AWW, organized and controlled by INNO has issued no shares of its stock; and 50.1% of the stock of SpA is owned or controlled by MARTINI as more fully determined by Exhibit A hereto ; and

         WHEREAS, the Board of Directors of AWW has approved a plan to acquire the afore referred 50.1% of SpA from MARTINI, and MARTINI desires to transfer the same to AWW as provided herein, in exchange for the Consideration described herein, and subject to the condition that AWW be severed from INNO hereunder; and

NOW, THEREFORE, in consideration of the foregoing and the mutual premises herein set forth, and subject to the terms and conditions hereof, the parties agree as follows:

1. DISTRIBUTION OF AWW SHARES AND ACQUISITION OF SPA SHARES. Prior to the Closing Date defined herein, the Boards of Directors of INNO and AWW shall each have approved a plan to distribute 2,000,000 shares of AWW common stock and common stock purchase warrants entitling the holders thereof to purchase an additional 2,000,000 shares of AWW common stock as more fully described herein below, to all shareholders of INNO, pro-rata to the shares of Inno then held by them. The common stock and the warrants will not be distributed as units and will be immediately separable form each other when issued. The actual distribution to INNO shareholders shall be postponed only until a Registration Statement pursuant to the U. S. Securities Act of 1933, as amended, on Form SB-2 to register said shares has been prepared, filed and become effective. Nothing herein contained shall diminish the obligations set forth herein pursuant to which INNO shall distribute or cause AWW to distribute 2,000,000 shares of the $.001 par value Common Stock plus Warrants to purchase an additional 2,000,000 such common shares of AWW, to the Shareholders. On the Closing Date, AWW shall issue and deliver to the MARTINI the consideration described below in exchange for the 5o.1% of SpA stock owned by him, whereupon SpA shall then have become a
         50.1 % owned subsidiary of AWW.


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2.       CONSIDERATION.  In consideration of the acquisition of MARTINI's shares of SpA, AWW shall issue and deliver an aggregate of eighteen million (18,000,000) shares of its common stock to MARTINI.

3. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the first business day following the date upon which special counsel for AWW advises the parties that registration of AWW's common stock on form SB-2 has become effective. The closing shall take place in Hingham, Massachusetts, USA.


4. REPRESENTATIONS OF MARTINI CONCERNING SPA. MARTINI represents and warrants to INNO and AWW as follows:

              Organization. SpA is duly organized and validly exists as a corporation limited by shares under the laws of Italy as described herein. The Company is operated from its business and design headquarters in Via Castelmorrone, Milan, Italy.

              In addition, SpA has owned 100% of Alviero Martini, Inc. (NYC) which in turn holds title to NYC residential property representing Mr. Martini's New York residence. Alviero Martini, Inc. will be transferred from SpA to MARTINI prior to the closing date. There are no other subsidiaries or minority interests in subsidiaries which are significant to or material in the operation of SpA's business around the World. As of the date hereof, SpA (or MARTINI or Other) holds the exclusive rights to the marks, logos, styles, designs used in the manufacture and marketing of Alviero Martini products and the designation Prima Classe used in connection therewith throughout the World. MARTINI and/or SpA have the legal power and authority to own, operate and lease their respective properties and assets and to carry on their businesses as now conducted or in accordance with their business plans and they are duly qualified to do business wherever the nature and location of their businesses and assets requires such qualification.

a) Authorization and Capital Stock. AWW has and MARTINI has the legal power, authority and capacity to enter into, execute, deliver and perform its obligations under this Agreement. This Agreement constitutes the valid and binding agreement of AWW, and the MARTINI and is enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency and other rights affecting the enforceability of creditors' rights generally and the discretion of the courts in granting equitable remedies). As of the date hereof, SpA is authorized to issue 14,970,060 shares of its common stock, all of which are issued and outstanding. As o0f the date hereof MARTINI is the beneficial owner of 7,500,000 shares of SpA all of which will be exchanged for shares of AWW hereunder. Except for 7,470.060 issued and outstanding shares of SpA not being acquired by AWW hereunder, SpA has no other securities, subscriptive rights or rights, warrants, options, contracts, understandings or commitments providing for issuance of, or granting rights to acquire any capital stock of SpA or securities convertible into or exchangeable for capital stock of SpA.

b) Assets and Business. Except as described in any schedule and/or exhibit hereto and in the financial statements, SpA owns, free and clear of all other mortgages, claims, charges, liens, encumbrances restrictions, options, pledges, calls or commitments of any character and any security interest whatsoever, and holds good and marketable title to all of the assets and rights currently used in the conduct of its business and to the ownership of companies described herein. There are no existing agreements, warrants or rights providing for the sale of any assets, rights or for the business of SpA except for sales in the ordinary course of business.

c) Licenses. If any licenses from which no exemption is applicable or has been obtained, are necessary, SpA holds all licenses necessary to the conduct of its business, all of which have been duly and validly obtained, are enforceable and are in full force and effect as of the date hereof. SpA is not in default under any of such licenses and has not committed or omitted an act which would constitute default or which would be grounds for license revocation or suspension. Neither this Agreement nor its consummation will result in the forfeiture, revocation, impairment or suspension of such licenses or in a breach or default of any other agreement.

d) Financial Statements. MARTINI agrees to supply, as soon as practicable following the closing date hereof, true, correct and complete financial statements of SpA as of and for the years ended December 31, 2000 and 2001 which will have been independently audited by a licensed auditing firm of good standing in Italy, acceptable to the auditors of AWW in the USA. The financial statements of SpA will be materially correct and complete and will have been prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) consistently applied, including in consolidation, the accounts of all wholly or partially owned subsidiaries. All such audits shall have been performed in accordance with U.S. Generally Accepted Auditing Standards (GAAS). MARTINI agrees and acknowledges that financial statements of AWW, based upon the SpA financial reports described herein, will be obtained and provided hereunder in audited form, from an independent auditing firm of standing equal to the requirements of the SEC and NASD for the level of public reporting selected by AWW after the closing. Subsequently, annual and quarterly periods will be respectively audited and reviewed by such qualified auditors and will include the combination or consolidation of the accounts of AWW and SpA as their ownerships' interests shall dictate.

e) Public and Regulatory Information. MARTINI shall obtain and deliver to AWW all financial and other information required to be included in the reports which AWW must file in support of the trading of its common stock in the Over The Counter markets, or as may be required by the SEC in connection with the issuance and/or trading of its securities, or by the NASD or any Broker Dealer organization making a market or proposing to make a market in the securities of AWW, all of which shall be prepared and filed in a timely manner. The parties hereto intend this section to include all financial and other information required to maintain the listing of AWW on the OTC Bulletin Board and to comply specifically with the requirements of what are generally known as "Full Reporting Companies". The preparation and provision of all financial statements described above in sub-paragraph (e) are included, without limiting the generality hereof, in this sub-paragraph (f).

f) Information. All written material furnished or to be furnished by SpA and MARTINI does not and will not contain any statement which is false or misleading with respect to any material fact, and does not and will not omit to state any material fact, the omission of which makes the statements therein false or misleading.

g) Taxes. SpA has duly filed all tax returns and reports (or extensions for filing such returns and reports) related to its business, if any are  required  to be  filed  and has  duly  paid all  taxes  and  other governmental charges ("Taxes") upon SpA, SpA's assets, income, franchises, licenses, stock issuances or transfers or sales related to its business. There are no unpaid taxes which are a lien on SpA or its assets, except liens for Taxes not yet due and payable. There is not pending or known any proposed assessment by any taxing authority for additional Taxes applicable to SpA. SpA has not adopted a plan of liquidation under any tax code, or, except as provided herein, entered into any contract to merge or consolidate with or sell all or any substantial part of its assets to any other firm or corporation.

h) No Adverse Change. Except as disclosed in the financial statements of SpA, to the best knowledge of MARTINI after due inquiry, since the date of the financial statements provided in accordance herewith, there has not been (i) any material adverse change in the financial condition of SpA or in its operations, business, prospects, or assets, (ii) any past or prospective loss of its business, or any notice from any customer that it is planning or considering a material change in its patronage,
         (iii) any mortgage, pledge, lien or encumbrance or other security interest made or incurred on any of SPA's assets, other than liens for Taxes not yet due and payable, (iv) any sale, transfer or other disposition of SPA's properties or assets other than arising in the ordinary course of business, (v) any loan, borrowing or guaranty obligating SPA other than arising in the ordinary course of business, or (vi) any other event or condition of any character which has materially and adversely affected or does materially and adversely affect SPA's assets or impede its business.

i) Insurance. SPA maintains fully paid-up transferable insurance policies or bonds which provide insurance coverage in normal and customary amounts with respect to the risks normally insured against by companies similarly situated, including general and public liability insurance.

j) Litigation. Except as disclosed in any schedule or exhibit hereto, there is no legal, administrative, arbitration or other proceeding or claim, governmental or administrative investigation or inquiry pending or threatened against or involving SPA or SPA's assets, business or financial condition, or which questions SPA's ability to carry out its obligations hereunder, or which challenges the acquisition of SPA by AWW or the exchange of securities contemplated hereby.

k) Authority. On or before the closing date, MARTINI will have taken all necessary legal action to approve the execution and delivery of this Agreement and the performance of his and SpA's obligations hereunder and all transactions contemplated hereby will have been duly authorized by all requisite legal action, if any, on the part of MARTINI, and no further authorization, approval or consent is necessary. MARTINI warrants that no other present shareholder of SpA or any of its properties or subsidiaries or affiliates will have any appraisal or other dissenters' rights respecting the transactions contemplated hereby.

l) Compliance with Other Instruments, Etc. Neither the execution and delivery of this Agreement by MARTINI nor the consummation of the transactions contemplated hereby will conflict with or result in violation of or constitute a default under and is not prohibited by the Articles of Incorporation or By-Laws of SpA, or the provisions of any agreement, mortgage, indenture, franchise, license, permit, or other consent, approval authorization, lease or other instrument, judgement, decree, order, law or regulation by which MARTINI or SpA is bound or by which SpA's business or assets may be affected.

m) Governmental and Other Consents, Etc. Except as set forth on any Schedule or exhibit hereto, no consent, approval or authorization of or declaration or filing with any governmental authority or other person or entity, domestic or foreign, on the part of MARTINI or SpA is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

n) Compliance with Law, Etc. To the best knowledge of MARTINI after due inquiry, SpA has complied with and is not in default in any respect under any law, ordinance, requirement, regulation, judgement, decree or order applicable to it or its business or properties and SpA has not received notice of any claimed default with respect to any of the foregoing.

o) Adverse Agreements, Etc. Except as set forth on any Schedule or exhibit hereto, neither SpA nor MARTINI is a party to any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects SpA's or MARTINI'S obligations hereunder.

p)       Brokers.   All   negotiations   relative  to  this  Agreement  and  the
         transactions contemplated hereby have been conducted without the intervention of any other person or entity, and in such a manner so as not to give rise to any valid claim against INNO, or AWW for a finder's or brokerage fee or like payment.

q) Restricted Securities. The AWW common stock to be issued hereunder, upon issuance and transfer to MARTINI, will not have been "registered" and therefore will be "restricted securities", as those terms are used under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder. By execution of this Agreement, MARTINI agrees, represents and warrants that his acquisition of the AWW Shares hereunder is for investment only, for his own account (both of record and beneficially) and not with a view to "distribution" as that term is used under the 1933 Act. The AWW shares to be issued hereunder may bear a legend substantially as follows: "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,AS AMENDED, OR UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL, AT THE REQUEST OF THE PRESIDENT, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH TRANSFER OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS. BY ACQUIRING THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, EACH STOCKHOLDER REPRESENTS THAT HE HAS ACQUIRED SUCH SHARES OF STOCK FOR INVESTMENT AND THAT HE WILL NOT SELL OR OTHERWISE DISPOSE OF THE SHARES OF STOCK WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACT AND RULES AND REGULATIONS THEREUNDER."

5. REPRESENTATIONS AND WARRANTIES OF INNO AND AWW. INNO and AWW represent and warrant to MARTINI as follows:

(a) Organization; Good Standing. INNO and AWW are duly organized, validly existing and in good standing under the laws of their respective States of incorporation with all requisite corporate power and authority to own, operate and lease its respective properties and assets and to carry on its business as now or to be conducted, and is and will be duly qualified to do business wherever the nature and location of its businesses and assets requires such qualification.

(b) Authority. INNO and AWW have taken and will have taken, prior to the closing date, all necessary corporate action to approve the execution, delivery and performance of this Agreement and the transactions contemplated hereunder.

(c) Capitalization. (i) The authorized capital of INNO consists of one hundred million (100,000,000) shares of common stock of which seventy seven million three hundred eighty five thousand (77,385,000) shares are validly issued, fully paid, non-assessable and outstanding. (ii) The authorized capital of AWW consists of one hundred million (100,000,000) shares of common stock of which none will have been issued prior to the Closing Date, (ii) except as set forth in this Agreement, there are and will be on the Closing Date, no existing agreements, warrants, options, subscription rights or other contracts or rights providing for the sale or issuance of securities of AWW.

(d) Assets and Business. INNO engages in the organization, acquisition, holding, financing merging and/or disposition of subsidiaries engaged in a variety of businesses. Except for acquisition agreements, there are no existing agreements, warrants, licenses or rights currently used or useful in the conduct of the business of either INNO or AWW.

(e) Licenses. Neither INNO nor AWW holds any licenses.

(f) Financial Statements. (i) No audited or unaudited financial statement has been prepared on INNO. Except for its subsidiaries and acquisition agreements, if any, INNO has no material assets and no material liabilities. INNO has not engaged in any business except as described herein during the period since 1991.
(ii) AWW was incorporated on April 29, 2002. AWW has not prepared a financial statement. On the Closing Date, AWW will have no liabilities and no assets with the exception of "Organization Costs" in an amount less than two thousand dollars ($2,000.00).

(g) Public and Regulatory Information. INNO shall use its best efforts to supply information to MARTINI and AWW for inclusion in any reports required to be filed by AWW in support of the trading of its common stock in the Over The Counter markets, or as may be required by the SEC in connection with the issuance and/or trading of its securities, or by the NASD or any Broker Dealer organization making a market or proposing to make a market in the securities of AWW. Nothing contained herein shall function to obligate INNO to obtain and/or supply audited financial information or other information which INNO, in the sole judgement of its officers and directors, cannot practicably obtain.

(h) Information. All written material furnished or to be furnished by INNO and AWW does not and will not contain any statement which is false or misleading with respect to any material fact, and does not and will not omit to state any material fact, the omission of which makes the statements therein false or misleading.

(i) Taxes. There are no unpaid taxes which are a lien on INNO's or AWW's properties and assets. There is not pending or known any proposed assessment by any taxing authority for additional Taxes applicable to INNO or AWW.

(j) Insurance. Neither INNO nor AWW maintains any insurance policies or bonds with respect to the risks normally insured against by companies similarly situated, including general and public liability insurance.

(k) Litigation. There is no legal, administrative, arbitration or other proceeding or claim, governmental or administrative investigation or inquiry pending or threatened against or involving INNO or AWW, their properties, assets, business or financial condition, or which questions the ability of INNO or AWW to carry out its obligations hereunder, or which challenges the acquisition of or distribution of securities of AWW (or the exchange of securities) contemplated hereby.

(l) Authority. On or before the closing date, INNO and AWW will have taken all necessary legal action to approve the execution and delivery of this Agreement and the performance of its obligations hereunder and all transactions contemplated hereby will have been duly authorized by all requisite corporate action on the part of the Directors of INNO and AWW, and INNO and AWW, and no further authorization, approval or consent is necessary.

(m) Compliance with Other Instruments, Etc. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in violation of or constitute a default under and is not prohibited by the Articles of Incorporation or By-Laws of INNO or AWW, the provisions of any agreement, mortgage, indenture, franchise, license, permit, or other consent, approval authorization, lease or other instrument, judgement, decree, order, law or regulation by which INNO or AWW is bound or by which any business or assets may be affected.

(n) Governmental and Other Consents, Etc. No consent, approval or authorization of or declaration or filing with any governmental authority or other person or entity, domestic or foreign, on the part of INNO or AWW is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(o) Compliance with Law, Etc. INNO and AWW have complied with and are not in default in any respect under any law, ordinance, requirement, regulation, judgement, decree or order applicable to them or their business or AWW and neither has received notice of any claimed default with respect to any of the foregoing.

(p) Adverse Agreements, Etc. Neither INNO nor AWW is a party to any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects their obligations hereunder.

(q) No Continuing INNO Interest. By execution of this Agreement, INNO and AWW agree, represent and warrant that after issuance of the AWW shares described hereinabove in Paragraph 1, INNO will thereafter have no interest in or relationship with AWW, SpA or MARTINI with respect to the transactions contemplated hereby.

6.       CERTAIN COVENANTS OF AWW .

(a) Cause Conditions to be Satisfied. AWW shall use itsr best efforts to cause the transactions contemplated by this Agreement to be consummated.

(b) Operation in Usual Manner. From and after the execution and delivery of this Agreement and until the Closing Date, AWW shall continue to conduct its business in a prudent manner and not to engage in any activity outside the normal and ordinary course of such business or to incur any obligations not incurred in the normal and usual course of its business and consistent with past practice and to take no actions or omit to take any actions the taking or omitting of which would result in any material adverse change in the financial condition of AWW or in its operations, business, prospects, AWW or assets or its ability to perform its obligations hereunder.

(c) Miscellaneous. AWW agrees to call and hold such meeting(s) of Directors and shareholders as shall be necessary to consider and approve the transactions described herein.

7.       CERTAIN COVENANTS OF INNO AND AWW.

(a) Cause Conditions to be Satisfied. INNO and AWW shall use their best efforts to cause the transactions contemplated by this Agreement to be consummated.

(b) Operation in Usual Manner. From and after the execution and delivery of this Agreement and until the Closing Date, INNO and AWW shall continue to conduct business in a prudent manner and not engage in any activity outside the normal and ordinary course of such business in pursuit of the transactions contemplated by this Agreement and not incur any obligations not incurred in the interests of the transactions contemplated hereby and take no actions or omit to take any actions the taking or omitting of which would result in any material adverse change in the financial condition of INNO or AWW or either of their operations, business, prospects, AWW or assets or ability to perform their respective obligations hereunder.

(c)      Miscellaneous.  INNO and AWW agree to call and hold such  meeting(s) of
         Directors   as  shall  be   necessary   to  consider  and  approve  the
         transactions described herein.

8. CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS. All obligations of the respective parties under this Agreement are subject at their discretion, to the fulfillment, at or prior to the Closing Date of each of the following conditions:

(i) All of the representations and warranties herein contained shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of said date;

(ii) Each of the parties shall have performed in all material respects all its obligations and agreements and complied with all its covenants contained in this Agreement to be performed and complied with on or prior to the Closing Date;

(iii) No suit action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby or which might materially and adversely affect the value of SpA's or AWW's business and assets.

9.       INDEMNIFICATION.

(a) Notwithstanding the events to take place on the Closing Date, and regardless of any investigation at any time made by or on behalf of any of the parties, or any information that either of them may have, each of the parties agree to fully indemnify, defend, save and hold their or its respective counterparty harmless in the event that either or any party shall at any time during the two (2) year period following the Closing Date, suffer any expense, damage, liability, loss, cost or deficiency, or asserted claim, demand or suit, which arises out of or results from, or if INNO or AWW shall pay or become obligated to pay any sum (including reasonable attorney's fees) or incur any expense on account of the following: (i) any inaccuracy in any representation or the breach of any warranty of another party hereunder; (ii) any failure of a party hereto duly to perform or observe any term, provision, covenant, agreement or condition hereunder on the part of said party to be performed or observed; (iii) any material misrepresentation in, or omission from, any statement, exhibit, certificate, schedule or other document furnished on or after the date hereof pursuant to this Agreement by any party hereto (or any representative thereof);
(iv) any and all claims, demands, suits, actions, causes of action, proceedings, losses, liabilities, judgements, including but not limited to, costs and legal and other expenses, incident to any of the matters otherwise indemnified against by this Section 11 must be asserted by any party no later than the second anniversary of the Closing Date.

(b) The foregoing indemnification is in addition to all of the parties' other rights and remedies under law or in equity for any breach by any other party and the right of offset for any Consideration or other sum which any party is obligated to pay to any other party is expressly preserved.

10.      POST-CLOSING MATTERS. After the Closing Date:

INNO shall cause all present Directors and Officers of AWW to resign;
The OWNERS shall elect a new Board of Directors of AWW in accordance with its By-laws;
The new Board of AWW shall elect or appoint Officers of AWW.
AWW shall enter into such employment agreements with such of its employees as its Officers and Board shall decide.

11. NOTICES. All notices, consents, demands, requests, approvals and other ommunications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified first class mail, postage prepaid:

(a): If to INNO and/or AWW:

                              C/O Frank G. Wright
                              99 Derby Street, Suite 200
                              Hingham, MA 02043
(b): If to MARTINI:

                              C/O ALviero Martini, Individually
                              Via Castelmorrone 26
                              20149 Milano, Italy


12. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any prior agreement and understanding among all of the same parties.

13. NO WAIVER. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision. No extension of time of performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement, any Exhibits, any Schedules and any certificate or document delivered pursuant to the provisions hereof, are in addition to all other rights and remedies, at law or equity, that they may have against the others.

14. EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this Agreement constitute a part hereof as though set forth in full above.


15. FURTHER ASSURANCES. Each of the parties agrees that at any time, and from time to time, it shall execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered and performed, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or proper to carry out the purposes and intent of this Agreement, including if necessary, but not by way of limitation, the execution of one or more Agreements containing the same essential business conditions, intended in the aggregate to replace the within agreement

16. SEVERABILITY. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as at the signing of this Agreement. However, if notwithstanding that stipulation any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts in the U.S.A.and shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

19. HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            INNOVATION INTERNATIONAL, INC.
Attest:

/s/ Lee B. Wright                           /s/ F.G. Wright
-------------------------                   ------------------------------------
         Secretary                                 Frank G. Wright, President


                                            ALVIERO MARTINI WORLDWIDE, LTD.
Attest:

/s/ Lee. B Wright                           /s/ F.G. Wright
-------------------------                   ------------------------------------
         Secretary                                 Frank G. Wright


                                            ALVIERO MARTINI, Individually

/s/ Alviero Martini                         /s/ Alviero Martini and /s/ FGWright
_________________________         Witness:_______________________